Exhibit 10.45

FIRST AMENDMENT TO MARKETING AND

PROGRAM MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO MARKETING AND PROGRAM MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of August 10, 2020, by and between CAPITAL COMMUNITY BANK, a Utah-chartered state bank having its principal location in Provo, Utah (“Bank”) and OPPORTUNITY FINANCIAL, LLC, a Delaware limited liability company having its principal location in Chicago, Illinois (“Company”), under the following circumstances:

WHEREAS, Bank and Company are parties to a Marketing and Program Management Agreement dated as of April 17, 2020 (the “Agreement”).

WHEREAS, Bank and Company desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing, Bank and Company agree as follows:

1.    Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

2.    Section 5(n) of the Agreement is hereby amended by deleting the entirety thereof and replacing it with the following:

Company shall perform the obligations described in this Section 5 and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost (except as otherwise provided in this Section 5) and in accordance with the Credit Policy(ies) and Applicable Laws. In the event Bank is requested by Company to enter into agreements with third parties, with or without Company as a party to such agreement(s), or Bank or Company, with the consent of the other Party, or both, enter into agreements with third parties under which Company will act expressly as Bank’s agent or authorized representative, in any case to effect the marketing and facilitation or servicing of Loans by Company, Company agrees that it shall be solely responsible for all such agreements, including but not limited to (i) the payment of fees (including minimum fees) under and in accordance with those agreements, and (ii) the acts or omissions of persons performing services under those agreement. In addition, if Bank is required to pay any cancellation or termination fees in connection with the early termination or cancellation of any such agreements entered into between Bank and such third-party service provider for purposes of the Program, then Company shall either pay such fees directly on behalf of Bank upon the request of Bank or promptly reimburse Bank for such cancellation or termination fees paid by Bank.

3.    Section 10(b) of the Agreement is hereby amended by deleting the entirety thereof and replacing it with the following:

This Agreement shall terminate immediately (i) upon the expiration or earlier termination of the Loan Participation Agreement or (ii) when the Loan Participation Agreement Guaranty is no longer in effect.

4.    Section 10(c) vi. of the Agreement is hereby amended by deleting the entirety thereof and replacing it with the following:

Company, in its capacity as Guarantor under the Loan Participation Agreement Guaranty, defaults on its obligation to maintain the required balances in the “Collateral Account” as defined in and as required by the Loan Participation Agreement; or Company defaults on any payment obligation to Bank under the Program Documents and fails to cure such default within one (1) Business Day upon notice from Bank; or Company fails to make a payment under the Program Documents more than once in any three (3) month period;

5.    Schedule 1 of the Agreement is hereby amended by adding the following definitions:

“Guarantor” means Opportunity Financial, LLC.

“Loan Participation Agreement Guaranty” means that certain Guaranty dated as of August 10, 2020, provided by Guarantor to guaranty payment and performance of the obligations of OppWin, LLC under the Loan Participation Agreement.

6.    Schedule 1 of the Agreement is hereby amended by deleting the definition of “Loan Participation Agreement” in its entirety and replacing it with the following:

“Loan Participation Agreement” means that Loan Participation Agreement, dated as of August 10, 2020, between Bank and OppWin, LLC, pursuant to which Bank may offer participations from Bank in certain Loans established by Bank pursuant to this Agreement, as such Loan Participation Agreement may be amended, restated, supplemented or otherwise modified from time to time.

7.    Schedule 1 of the Agreement is hereby amended by deleting the definition of “Program Documents” in its entirety and replacing it with the following:

“Program Documents” means this Agreement, the Loan Participation Agreement, and the Loan Participation Agreement Guaranty, as each may be amended, restated, supplemented or otherwise modified from time to time.

8.    Except as modified by this Amendment, the Agreement remains in full force and effect and has not otherwise been altered, revised or modified and is hereby ratified and confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

CAPITAL COMMUNITY BANK

By:	/s/ Mike Watson
Its:	President and CEO

OPPORTUNITY FINANCIAL, LLC

By:	/s/ Jared Kaplan
Its:	CEO

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